FORM N-SAR
Exhibits 77Q1(a)

THE MAINSTAY FUNDS
811-04550
For Period Ended 4/30/09

THE MAINSTAY FUNDS

Abolition of Series of Shares
Of Beneficial Interest, Par Value $0.01 Per Share

The undersigned, being at least a majority of the Trustees of The MainStay Funds, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.2 of the Trust’s Declaration of Trust dated January 9, 1986, as amended and restated on August 30, 1991 and December 31, 1994, hereby abolish the following named series and each individual class thereof and, in the case of such series and each such class, the establishment and designation thereof, there being no shares of any such series currently outstanding:

MAINSTAY SMALL CAP VALUE FUND

Dated:   February 18, 2009

/s/ Susan B. Kerley Susan B. Kerley, Trustee	/s/ John Y. Kim John Y. Kim, Trustee

/s/ Alan R. Latshaw Alan R. Latshaw, Trustee	/s/ Peter Meenan Peter Meenan, Trustee

/s/ Richard H. Nolan, Jr. Richard H. Nolan, Jr., Trustee	/s/ Richard S. Trutanic Richard S. Trutanic, Trustee

/s/ Roman L. Weil Roman L. Weil, Trustee	/s/ John A. Weisser, Jr. John A. Weisser, Jr., Trustee